UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2012

ENDOLOGIX, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-28440	68-0328265
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11 Studebaker, Irvine, CA	92618
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (949) 595-7200

N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note
This Amendment No. 1 to Form 8-K is filed solely to update Exhibit 5.1 to the Current Report on Form 8-K filed by Endologix, Inc. (the “Company”) on May 31, 2012 (the “Original Form 8-K”).
Item 8.01    Other Events.
As previously disclosed in the Original Form 8-K, the Company entered into a purchase agreement (the “Purchase Agreement”) with Piper Jaffray & Co. (the “Underwriter”) with respect to the sale by the Company to the Underwriter of 2,700,000 shares (the “Firm Shares”) of the Company's common stock, par value $0.001 per share (“Common Stock”). In addition, the Company granted the Underwriter an option to purchase an additional 405,000 shares (the “Option Shares”) of Common Stock to cover any over-allotments. On June 5, 2012, the Underwriter exercised its option to purchase all of the Option Shares. The closing date for the sale of the Option Shares was June 7, 2012.
In connection with the sale of the Firm Shares, an opinion of Stradling Yocca Carlson & Rauth, P.C., counsel to the Company, was filed as Exhibit 5.1 to the Original Form 8-K. The Company is filing herewith a revised opinion of Stradling Yocca Carlson & Rauth, P.C., dated June 7, 2012, relating to the legal issuance and sale of all of the Firm Shares and the Option Shares. Exhibit 5.1 is incorporated herein by reference.
Item 9.01.    Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit No.	Description
0.0051	Opinion of Stradling Yocca Carlson & Rauth, P.C.
0.0231	Consent of Stradling Yocca Carlson & Rauth, P.C. (included in Exhibit 5.1)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENDOLOGIX, INC.

Date: June 11, 2012	/s/ Robert J. Krist
Robert J. Krist
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
0.0051	Opinion of Stradling Yocca Carlson & Rauth, P.C.
0.0231	Consent of Stradling Yocca Carlson & Rauth, P.C. (included in Exhibit 5.1)